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                                                                    Exhibit 3.7


                                      IOWA

                               SECRETARY OF STATE

                                                      No.   00080910
                                                      Date: 04/21/1998

490 DP-000032822
      EIDSMOE HEIDMAN ET AL
      JULIE
      701 PIERCE ST STE 200 BOX 3086
      SIOUX CITY, IA  51102

                            CERTIFICATE OF EXISTENCE

Name:  POWER PLANT AGGREGATES OF IOWA, INC.
Begin date:  19730518
Expiration:  PERPETUAL

      I, PAUL D. PATE, secretary of state of the state of Iowa, custodian of the records of incorporations, certify that the corporation named on this certificate is in existence and was duly incorporated under the laws of Iowa on the date printed above, that all fees required by the Iowa business corporation act have been paid by the corporation, that the most recent annual corporate report has been filed by the secretary of state, and that articles of dissolution have not been filed.
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                      POWER PLANT AGGREGATES OF IOWA, INC.

                              Officer's Certificate

            I, the undersigned, the President of Power Plant Aggregates of Iowa, Inc., an Iowa corporation ("Power Plant"), DO HEREBY CERTIFY THAT:

            1. This Certificate is being delivered at the Closing today pursuant to Section 4(1) of the Purchase Agreement dated as of march 20, 1998 (the "Agreement") among Colin C. Jensen, Colin C. Jensen, Jr., Irving F. Jensen, Jr., Irving F. Jensen, III, Richard A. Everist and Leanette H. Everist, Trustees of the Everist Family 1991 Trust Under Declaration of Trust Dated April 22, 1991, Richard Everist, Jr., Tom Everist, Erik M. Jensen, Mark R. Jensen, and T.S. "Steve" Everist (herein collectively called "Sellers") and JTM Industries, Inc. a Texas corporation ("Buyer"). Unless otherwise defined herein, capitalized terms used in this Certificate have the meanings given to them in the Agreement.

            2. Attached hereto as Exhibits A-1, A-2 and A-3 are the correct and complete copies of the Certificate of Incorporation of Power Plant, MWFA, and LWM, as in effect on the date hereof.

            3. Attached hereto as Exhibits B-1, and B-2 are the correct and complete copies of the By-Laws of Power Plant, and MWFA, as in effect on the date hereof.

            4. Attached hereto as Exhibits C-1, C-2 and C-3 are the true, complete and correct copies of the Certificates of Good Standing of Power Plant, MWFA, and LWM, as in effect on the date hereof.

            5. Attached hereto as Exhibits D-1, D-2 and D-3 are the persons that have been duly elected (or appointed) qualified and acting officers of Power Plant, MWFA, and LWM (to and including the date hereof), each holding the respective offices set forth opposite their names.

            6. Attached hereto as Exhibit E-1 is a copy of the Board of Directors resolution of Power Plant authorizing the taking of action to facilitate the Agreement.

            IN WITNESS WHEREOF, the undersigned has duly executed this Certificate as on March 20, 1998.


                               ----------------------------------------------
                               President, Power Plant Aggregate of Iowa, Inc.


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                            ARTICLES OF INCORPORATION

                                       OF

                      POWER PLANT AGGREGATES OF IOWA, INC.

                                       OF

                                SIOUX CITY, IOWA

            We, the undersigned persons, acting as incorporators of a corporation organized under the Iowa Business Corporation Act, Chapter 496A, Code of Iowa, hereby adopt the following Articles of Incorporation for such corporation.

                                    ARTICLE I

                        The name of the corporation is:

                     "POWER PLANT AGGREGATES OF IOWA, INC."

                                   ARTICLE II

            The corporate existence shall commence upon the date of issuance of Certificate of Incorporation by the Secretary of State of Iowa and shall be perpetual thereafter. The corporation shall have unlimited power to engage in, and do any lawful act concerning any and all lawful businesses for which corporations may be organized under this Act.


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                                   ARTICLE III

            The aggregate number of shares which the corporation shall have authority to issue is 2,500 shares of par value of $100.00 each.

                                   ARTICLE IV

            The address of the initial registered office of the corporation is 2220 Hawkeye Drive, Sioux City, Woodbury County, Iowa, and the name of its initial registered agent at such address is Irving F. Jensen, Jr.

            The number of directors constituting the initial Board of Directors of the corporation is four and the names and address ___________________________

            Irving F. Jensen, Jr. 4320
            Sioux City, Iowa; and

            Richard Pollard, 2220 Hawkey Drive,
            Sioux City, Iowa.

                                   ARTICLE VI

            The names and addresses of the incorporators are:

                 Byron J. Brower, 2000 Plum Creek Road,
                 Sioux City, Iowa;

                 Richard A. Everist, 37 McDonald Drive,
                 Sioux City, Iowa;

                 Irving F. Jensen, Jr., 4320 Perry Way,
                 Sioux City, Iowa;

                 Richard Pollard, 2220 Hawkeye Drive,
                 Sioux City, Iowa;


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                                   ARTICLE VII

      No contract or other transaction between the corporation and any other corporation shall be affected or invalidated by the fact that any one or more of the directors of this corporation is or are interested in, or is a director or officer, or are directors or officers of such other corporation, and any director or directors, individually or jointly, may be a party or parties to or may be interested in any contract or transaction of this corporation or in which this corporation is interested; and no contract, act or transaction of this corporation with any person or persons, firm or association and each and every person who may become a director of this corp wise exist from


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contracting with the corporation for the benefit of himself or any firm or corporation in which he may be in any way interested.

      Dated this 12th day of May, 1973.

                                    ------------------------
                                    Byron J. Brower

                                    ------------------------
                                    Richard A. Everist

                                    ------------------------
                                    Irving F. Jensen, Jr.

                                    ------------------------
                                    Richard Pollard

STATE OF IOWA    )
                 : SS.
WOODBURY COUNTY  )

      On this 12th day of May, 1973, before me Robert Brower, a Notary Public, personally appeared Byron J. Brower, Richard A. Everist, Irving F. Jensen, Jr., and Richard Pollard, to me known to the persons named in and who executed the foregoing Articles of Incorporation, and acknowledged that they executed the same as their voluntary acts and deeds.


                                      -----------------------------
                                      Notary Public in and for said
                                             County and State
                                             Roger Brower


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

                       RESTATED ARTICLES OF INCORPORATION

                                       OF

                      POWER PLANT AGGREGATES OF IOWA, INC.

TO THE SECRETARY OF STATE OF THE STATE OF IOWA:

            Pursuant to the provisions of Section 61 of the Iowa Business Corporation Act, Chapter 496A, Code of Iowa, the undersigned corporation adopts the following Restated Articles of Incorporation:

            ARTICLE I . . . . . . . . Name

            The name of the corporation is POWER PLANT AGGREGATES OF IOWA, INC.

            ARTICLE II . . . . . . .  Duration

            The period of its duration is perpetual.

            ARTICLE III . . . . . . . Powers and Purposes

            The corporation shall have unlimited power to engage in and to do any lawful acts concerning any or all lawful businesses for which corporations may be organized under this Act.

            ARTICLE IV . . . . . . .  Capital Stock

            4.01 The aggregate number of shares which the corporation shall have authority to issue is 2,500 shares of par value of $100.00 each.

            4.02 The Directors shall have authority to make provisions in the By-laws of the corporation restricting the transfer of shares of this corporation.

            ARTICLE V . . . . . . . . Limitation of Liability of Directors

            A director of the corporation shall not be personally liable to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for a breach of the director's duty of loyalty to the corporation or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of the law, (iii) for a transaction from which the director derived an improper personal ____________________________________________________________________.


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STATE OF IOWA        :
                     : ss
COUNTY OF WOODBURY   :

            I, Byron Brower, being first duly sworn on oath, depose and state that I am the President of Power Plant Aggregates of Iowa, Inc. and that I executed the foregoing Restated Articles of Incorporation as the President of the corporation and that the statements contained therein are true.



                                          ------------------------------
                                          Byron Brower

      Subscribed and sworn to before me by the above-named Byron Brower this 12th day of May, 1968.



                                           ------------------------------
                                           Marvin S. Berenstein
                                           Notary Public in and for the
                                              State of Iowa
             `                             My Commission Expires:


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                            ARTICLES OF AMENDMENT OF

                      POWER PLANT AGGREGATES OF IOWA, INC.

      Pursuant to Section 496A.58 of the Iowa Business Corporation Act, the above corporation hereby files the following Articles of Amendment:

      1. The name of the corporation is Power Plant Aggregates of Iowa, Inc., and the effective date of its incorporation was May 18, 1973, and its original name was Power Plant Aggregates of Iowa, Inc.

      2. Article V of the Restated Articles of Incorporation was amended to read as follows:

            A director of this Corporation shall not be personally liable to the Corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for a breach of the director's duty of loyalty to the Corporation or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violations of law, (iii) for a transaction from which the director derived an improper personal benefit, or (iv) under Section 493B.833 of the Iowa Business Corporation Act.

      3. Article VIII was adopted to read as follows:

            A majority of votes of all outstanding shares of each class of shares entitled to vote shall be required to elect directors.

      4. The date of the adoption of the Amendment by the shareholders was December 13th, 1989.

      5. The total number of shares outstanding is 288 and there being only one class of stock, all shares were voted in favor of the amendment.

      6. The amendment will become effective December 31, 1989.


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      Dated this 13th day of December, 1989.

                                    POWER PLANT AGGREGATES OF IOWA, INC.


                                    By:
                                        ------------------------------------
                                        BRYON BROWER, President


                                    By:
                                        ------------------------------------
                                        IRVING F. JENSEN, JR., Secretary

STATE OF IOWA, WOODBURY COUNTY, ss:

      On this 13th day of December, 1989, before me, the undersigned, a Notary Public in and for the State of Iowa, personally appeared Byron Brower to me personally known, who being by me duly sworn, did say that he is the president of the corporation executing the within and foregoing instrument to which this is attached, that no seal has been procured by the corporation; that said instrument was signed on behalf of the corporation by authority of its Board of Directors; and that such officer acknowledged the execution of the foregoing instrument to be the voluntary act and deed of the corporation, by it and by him voluntarily executed.

                                    By:
                                        ------------------------------------
                                        NOTARY PUBLIC in and for Said State


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